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                                    EXHIBIT 5

                   OPINION OF SENN, PALUMBO, MEULEMANS, LLP TO

                     ISSUANCE OF SECURITIES PURSUANT TO THE

                              CONSULTING AGREEMENT



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                           SENN PALUMBO MEULEMANS LLP
                       18301 Von Karman Avenue, Suite 850
                            Irvine, California 92612
                             Telephone: 949-442-0300
                                Fax: 949-251-1331

                                  April 3, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

           Re:    GUINNESS TELLI*PHONE CORPORATION

Ladies and Gentlemen:

         This office represents GUINNESS TELLI*PHONE CORPORATION, a Nevada corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), which relates to the registration of a total of 10,000,000 shares of the Registrant's Common Stock issuable to employees pursuant to the Guinness Telli*Phone Stock Option Plan (the "Registered Securities"). In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

         Based upon the foregoing, it is our opinion that the Registered Securities, when sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We acknowledge that we are referred to under the heading "Legal Matters" in the Prospectus which is a part of the Registrant's Form S-8 Registration Statement relating to the Registered Securities, and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.

                          SENN, PALUMBO, MEULEMANS, LLP

                         /s/ Senn Palumbo Meulemans, LLP